SALE AND SERVICING

AGREEMENT

between

MANCHESTER INDIANA FUNDING, LLC,
as Purchaser,

and

MANCHESTER INDIANA ACCEPTANCE, INC.,
as Seller,

and

MANCHESTER INC.,
as Servicer

and

MANCHESTER INDIANA OPERATIONS, INC.

Dated as of

December 28, 2006

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ANNEXES

Annex A	-	Defined Terms

SCHEDULES

Schedule A	-	Schedule of Receivables

EXHIBITS

Exhibit A	-	Form of Transfer Instrument

Exhibit B	-	Form of Addition Notice

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SALE AND SERVICING AGREEMENT (this “Agreement”) dated as of December 28, 2006, among Manchester Indiana Funding, LLC, a Delaware limited liability company (the “Purchaser”), Manchester Indiana Acceptance, Inc. (“Seller”), Manchester Inc., a Nevada corporation (“Servicer”), and Manchester Indiana Operations, Inc. a Delaware corporation (“MIO”).

WHEREAS, the Purchaser desires to purchase from Seller, from time to time, receivables arising in connection with motor vehicle retail installment sale contracts;

WHEREAS, the Purchaser intends to finance such purchases by entering into the Loan Agreement and issuing the Note, secured by, among other assets, the Receivables and the Other Conveyed Property;

WHEREAS, Seller is willing to sell such Receivables and the Other Conveyed Property to the Purchaser from time to time; and

WHEREAS Servicer is willing to service all such Receivables on the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement, shall have the meanings set forth in Annex A attached hereto.

Section 1.2. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect on the date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1. Conveyance of Receivables.

(a) In consideration of the Purchaser’s delivery to or upon the order of Seller on any Funding Date of the Purchase Price therefor, Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein) all right, title and interest of Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in Schedule A to each Transfer Instrument executed and delivered by Seller on such Funding Date;

(ii) all monies received under the Receivables on and after the related Cutoff Date and all Net Liquidation Proceeds received with respect to the Receivables on and after the related Cutoff Date;

(iii) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the related Contracts and any other interest of Seller in such Financed Vehicles, including, without limitation, the Auto Title;

(iv) any proceeds from claims on any Receivables Insurance Policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

(v) the Custodial Documents related to each Receivable and all other documents that Seller keeps on file in accordance with its customary procedures relating to the Receivables for Obligors of the Financed Vehicles;

(vi) all amounts and property from time to time held in or credited to the Lockbox, the Collection Account or the Blocked Account;

(vii) all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of Seller or the Purchaser pursuant to a liquidation of such Receivable;

(viii) the proceeds from any Servicer’s errors and omissions policy or fidelity bond, to the extent such proceeds relate to any Receivable, Financed Vehicle or other Collateral; and

(ix) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b) Seller shall transfer to the Purchaser the Receivables and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Funding Date.

(i) Seller shall have provided the Purchaser, Lender and the Collateral Agent with (A) an Addition Notice substantially in the form of Exhibit B hereto (which shall include a supplement to the Schedule of Receivables) and (B) a data tape or other electronic file containing information regarding the Related Receivables that Lender may request hereto to be transferred on such Funding Date (the “Data Tape Fields”) no later than 11:00 a.m. (New York City time) three Business Days prior to such Funding Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Purchaser, Servicer and the Related Receivables;

(ii) Seller shall, to the extent required by Section 4.2 of this Agreement, have deposited in the Blocked Account all collections received on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Funding Date;

(iii) as of each Funding Date, (A) Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Related Receivables on such Funding Date, (B) Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv) the Facility Termination Date shall not have occurred;

(v) each of the representations and warranties made by Seller pursuant to Section 3.1 and the other Loan Documents with respect to the Related Receivables to be purchased on such Funding Date shall be true and correct as of the related Funding Date and Seller shall have performed all obligations to be performed by it hereunder or in any Transfer Instrument on or prior to such Funding Date;

(vi) Seller shall, at its own expense, on or prior to the Funding Date, indicate in its computer files that the Related Receivables to be purchased on such Funding Date have been sold to the Purchaser pursuant to this Agreement or a Transfer Instrument, as applicable, and have been pledged by the Purchaser to the Collateral Agent for the benefit of the Lender under the Loan Agreement;

(vii) Seller shall have taken all action required to maintain (i) the first priority perfected ownership interest of the Purchaser in the Related Receivables and Other Conveyed Property and (ii) the first priority perfected security interest of the Collateral Agent for the benefit of the Lender in the Collateral;

(viii) no selection procedures adverse to the interests of Lender shall have been utilized in selecting the Related Receivables to be sold on such Funding Date;

(ix) the addition of any such Related Receivables to be purchased on such Funding Date shall not result in a material adverse tax consequence to any Secured Party;

(x) Seller shall have delivered to the Collateral Agent and Lender an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

(xi) no Servicer Termination Event, or any event that, with the giving of notice or the passage of time, would constitute a Servicer Termination Event, shall have occurred and be continuing;

(xii) Seller shall have delivered the related Custodial Documents to the Custodian, and the Custodian shall have confirmed receipt of the related Custodial Documents for each Related Receivable and shall have delivered a copy to Lender and the Collateral Agent of a Custodial Certification with respect to the Custodial Documents related to the Related Receivables to be purchased on such Funding Date;

(xiii) Seller shall have filed or caused to be filed all necessary UCC-l financing statements (or amendments thereto) necessary to maintain (in each case assuming for purposes of this clause (xiii) that such perfection may be achieved by making the appropriate filings), and taken any other steps necessary to maintain, (1) the first, priority, perfected ownership interest of Purchaser and (2) the first priority, perfected security interest of the Collateral Agent for the benefit of the Lender, with respect to the Related Receivables, the Other Conveyed Property and any other Collateral to be transferred on such Funding Date;

(xiv) Seller shall have executed and delivered an Transfer Instrument in the form of Exhibit A with respect to such Related Receivables and the Other Conveyed Property related thereto; and

(xv) the Funding Date shall not occur in the same calendar week as any prior Funding Date.

Section 2.2. Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Transfer Instrument, the Purchaser shall, on each Funding Date on which Related Receivables are transferred hereunder, pay to or upon the order of Seller the applicable Purchase Price in the following manner: (i) cash in an amount equal to the amount of the Advance received by the Purchaser under the Loan Agreement on such Funding Date and (ii) to the extent the Purchase Price for the related Receivables and Other Conveyed Property exceeds the amount of cash described in (i), such excess shall be treated as a capital contribution by Seller to the Purchaser.

Section 2.3. Transfers Intended as Sales. It is the intention of Seller and the Purchaser that each transfer and assignment contemplated by this Agreement and each Transfer Instrument shall constitute a sale of the Related Receivables and Other Conveyed Property from Seller to the Purchaser free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. In the event that, notwithstanding the intent of Seller and the Purchaser, the transfer and assignment contemplated hereby or by any Transfer Instrument is held not to be a sale, this Agreement and each Transfer Instrument shall constitute a security agreement under applicable law and Seller hereby grants to the Purchaser a security interest in the Receivables and Other Conveyed Property, which security interest has been assigned to the Collateral Agent for the benefit of the Lender.

Section 2.4. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to the Purchaser by Seller of the Related Receivables and any item of the related Other Conveyed Property pursuant to Section 2.1 and the related Transfer Instrument, all right, title and interest of Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Loan Agreement, the Purchaser shall grant a security interest in the Collateral to secure the repayment of the Loan and the other Secured Obligations.

Section 2.5. Conveyance of All Receivables. Seller covenants, represents and warrants that (i) on the date of the first sale hereunder it will sell to the Purchaser pursuant to this Agreement all Receivables (including all Receivables which are Eligible Receivables and all Receivables which are not Eligible Receivables) owned by it on such date and (ii) thereafter it will sell to the Purchaser pursuant to this Agreement all such Receivables that it purchases or originates within one week of such purchase or origination.

ARTICLE III

THE RECEIVABLES

Section 3.1. Representations and Warranties of Seller.

(a) Seller makes the following representations and warranties as to the Receivables to the Purchaser, on which the Purchaser relies in acquiring the Receivables, and on which Lender will rely in making the Advances to the Purchaser pursuant to the Loan Agreement. Such representations and warranties speak as of the Closing Date and as of each Funding Date; provided that to the extent such representations and warranties relate to the Receivables conveyed on any Funding Date, such representations and warranties shall speak as of the related Funding Date, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the pledge thereof by the Purchaser to the Collateral Agent for the benefit of the Lender pursuant to the Loan Agreement.

(b) Characteristics of Receivables.

(i) Each Receivable indicated in the Addition Notice to be an Eligible Receivable is an Eligible Receivable,

(ii) Each Receivable is genuine, is in all respects what it purports to be and the Contract evidencing such Receivable has only one original counterpart and, if evidenced by an instrument, includes only one original promissory note which constitutes an instrument under the UCC and no Person other than Lender or the Custodian is in actual or constructive possession of any such original Contract or Auto Title;

(iii) The Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

(iv) The amounts of the face value shown on any schedule of Receivables provided to Borrower, Lender or Custodian, and/or all invoices or statements delivered to Borrower, Lender or Custodian with respect to any Receivables, are actually and absolutely owing to Seller and are not contingent for any reason;

(c) No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and neither Seller nor any Related Party has made any agreement with any Obligor thereunder for any deduction therefrom, except a discount or allowance allowed by Seller or Servicer in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the outstanding amount of such Receivable;

(d) No facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Lender or the Custodian with respect thereto;

(e) All Obligors in connection with Receivables: (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed; and (ii) generally have the ability to pay their debts as they become due;

(f) To Seller’s knowledge, no proceedings or actions are threatened or pending against any Obligor that might result in any material adverse effect in the Obligor’s financial condition;

(g) The Receivables have not been assigned or pledged to any Person other than as permitted pursuant to the Loan Documents;

(h) The goods giving rise to the Receivables are not, and were not at the time of the sale, rental and/or lease thereof, subject to any Lien, except those of the Collateral Agent for the benefit of the Lender, or those removed or terminated prior to the date hereof;

(i) The Delinquency set forth in the Availability Report shall be delivered to Lender by Servicer on behalf of Borrower under the Loan Agreement as determined pursuant to the Aging Procedures and Eligibility Test.

(j) All Contracts represent the legal, valid and binding payment obligation of the applicable Obligors, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other Laws (including, but not limited to principles of equity) affecting the rights of creditors.

(k) No instrument of release or waiver has been executed in connection with any Contract, and no Obligor has been released from its obligations thereunder, in whole or in part, and no action has been taken by Seller or any Related Party to release any collateral under any Contract.

Section 3.2. Repurchase upon Breach. Seller or, Servicer, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of Seller’s representations and warranties made pursuant to Section 3.1 with respect to a Receivable (without regard to any limitations therein as to Seller’s knowledge). Unless the breach shall have been cured within thirty (30) days of the breach, Seller shall repurchase such Receivable. In consideration of the repurchase of any Receivable, Seller shall remit the Purchase Amount to the Collection Account on the date of such repurchase. Upon receipt of the Purchase Amount in respect of any Defective Receivables and written instructions from Servicer, the Custodian shall release to Seller or its designee the related Custodial Documents and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Seller and delivered to the Purchaser and necessary to vest in Seller or such designee title to such Defective Receivables. The parties hereto hereby acknowledge that the Collateral Agent for the benefit of the Lender shall have the right to enforce directly against Seller Seller’s repurchase and indemnity obligations pursuant to this Section 3.2.

Section 3.3. Custody of Custodial Documents. In connection with each sale, transfer and assignment of Receivables and related Other Conveyed Property to the Purchaser pursuant to this Agreement and each Transfer Instrument, and each pledge thereof by the Purchaser to Lender pursuant to the Loan Agreement, the Custodian shall act as custodian of the related Custodial Documents and any other documents or instruments delivered to the Custodian pursuant to the Custodian Agreement.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.1. Duties of Servicer. Servicer, as agent for the Purchaser and the Lender, shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment sale contracts and other auto loans similar to the Receivables and, to the extent more exacting, that Servicer exercises with respect to all comparable automotive receivables that it or any of its Affiliates services for itself, theirselves or others. In performing such duties, Servicer shall comply with the Servicing Guidelines and the Credit and Collection Policy. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement including, without limitation, the restrictions set forth in Section 4.6, Servicer is authorized and empowered by the Purchaser to execute and deliver, on behalf of itself, the Purchaser, the Lender, or the Collateral Agent for the benefit of the Lender, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the Auto Title. If Servicer shall commence a legal proceeding to enforce a Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to Servicer. If in any enforcement suit or legal proceeding it shall be held that Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Collateral Agent for the benefit of the Lender. Without limiting any of the Servicer’s duties and obligations hereunder, Servicer shall perform on behalf of Borrower the affirmation obligations of Borrower under Sections 3.3., 3.7, 3.8, 3.9 and 3.10 of the Loan Agreement, and shall perform the Auto Title Procedures on behalf of the Borrower.

Section 4.2. Collection of Receivable Payments; Modifications of Receivables; Blocked Account Agreement.

(a) Consistent with the standards, policies and procedures required by this Agreement, Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. Servicer, for so long as Manchester is Servicer, may in accordance with Servicer’s Servicing Guidelines grant extensions on a Receivable; provided, however, that Servicer may not grant more than one (1) extension per calendar year with respect to a Receivable or grant an extension with respect to a Receivable for more than one (1) calendar month or grant more than four (4) extensions in the aggregate with respect to a Receivable without the prior written consent of the Lender. If Servicer is not Manchester, Servicer may not make any extension on a Receivable without the prior written consent of the Lender. Notwithstanding anything to the contrary contained herein, Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Receivable Payment on Receivables, other than to the extent that such alteration is required by applicable law.

(b) Servicer shall remit all payments by or on behalf of the Obligors received by Servicer with respect to the Receivables (other than Purchased Receivables) and all Net Liquidation Proceeds into the Blocked Account or the Collection Account on the date of receipt thereof, or, if not a Business Day, on the next following Business Day. Servicer shall not commingle its assets and funds with those on deposit in the Blocked Account or the Collection Account.

Section 4.3. Realization Upon Receivables. On behalf of the Purchaser and the Collateral Agent for the benefit of the Lender, Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which Servicer shall have determined eventual payment in full is unlikely.

Section 4.4. Insurance. Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that each Obligor shall have obtained any insurance required by the related Contract (each, a “Receivables Insurance Policy”).

Section 4.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, Servicer shall take such steps on behalf of the Purchaser and the Collateral Agent for the benefit of the Lender as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle.

(b) Upon the occurrence and continuance of a Servicer Termination Event, the Collateral Agent for the benefit of the Lender and Servicer shall take or cause to be taken such action as may, in the opinion to the Lender or the Collateral Agent for the benefit of the Lender, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Collateral Agent for the benefit of the Lender by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of the Lender or the Collateral Agent for the benefit of the Lender, be necessary or prudent.

(c) Servicer hereby agrees to pay all expenses related to such perfection or re-perfection in accordance with clauses (a) and (b) above and to take all action necessary therefor. In addition, Lender may instruct Servicer to take or cause to be taken, and Servicer shall take or cause to be taken, such action as may, in the judgment of Lender be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Collateral Agent for the benefit of the Lender including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the judgment of the Lender, be necessary or prudent.

Section 4.6. Additional Covenants of Servicer.

(a) Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession or other liquidation of the Financed Vehicle, nor shall Servicer impair the rights of the Collateral Agent for the benefit of the Lender in such Receivables, nor shall Servicer amend or otherwise modify a Receivable, except as permitted in accordance with Section 4.2.

(b) Servicer shall reimburse the Secured Parties for any and all fees or expenses that the Secured Parties pay to a bank arising out of a return of payments in respect of the Receivables.

(c) Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien, security interest, charge, pledge, equity, encumbrance or restriction on transferability of the Receivables and the Other Conveyed Property except (x) for the lien in favor of the Collateral Agent for the benefit of the Lender and the restrictions on transferability imposed by this Agreement or any other Loan Document or (y) with respect to any portion of the Receivables and the Other Conveyed Property released in a manner permitted by the Loan Documents from the lien in favor of the Collateral Agent for the benefit of the Lender, or (ii) sign or file under the UCC of any jurisdiction any financing statement which names Seller, Servicer or the Purchaser as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables and Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the lien of the Collateral Agent for the benefit of the Lender.

(d) Servicer shall maintain (i) a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender and (ii) standard operating procedures applicable to all of their locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right to recast any financial statement or report presented to Lender by or on behalf of any Related Party to comply with GAAP.

(e) Servicer agrees to furnish to Lender from time to time, promptly upon request, a list of all Obligors’ names and their most current addresses. Servicer agrees that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Receivables by means of mail, telephone or otherwise, in the name of Servicer or Borrower and upon the occurrence of an Event of Default in the name of Lender or such other name as Lender may choose.

Section 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of Servicer, Seller, the Purchaser of a breach of any of the covenants of Servicer set forth in Section 4.2(a), 4.4, 4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of Servicer under this Section 4.7. Unless the breach shall have been cured within 30 days following such discovery, Servicer shall purchase any Receivable materially and adversely affected by such breach. In consideration of the purchase of such Receivable, Servicer shall remit the Purchase Amount for such Receivable to the Collection Account on the date of such purchase. Servicer shall indemnify the Secured Parties, and the Purchaser against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

Section 4.8. Servicing Fee. The “Servicing Fee” for each Settlement Date shall be equal to 2% of the average daily Net Pool Balance (as defined in the Fee Letter) of the Receivables per annum.

Section 4.9. Reports.

(a) No later than 12:00 noon New York City time on each Determination Date and on each Monday (or, if not a Business Day, on the next following Business Day), Servicer shall deliver (in computer-readable format reasonably acceptable to each such Person to the Lender, the Collateral Agent and the Purchaser, a report containing the information specified in Exhibit B to the Loan Agreement. Within two business days of receipt, the Lender will notify the Servicer of any deficiencies in any report. If no notification is made, the report will be deemed accepted but, notwithstanding the foregoing, if deficiencies or errors are later discovered, the Servicer will work in good faith with the Lender to correct the report.

(b) No later than 12:00 noon New York City time on each Determination Date, Servicer shall deliver (in computer-readable format reasonably acceptable to Lender) a 13-week cash-flow report containing such information as Lender shall request from Servicer.

Section 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event. Servicer shall deliver to the Purchaser and to the Lender, on or before March 31 of each year beginning 2007, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of Servicer during the preceding 12-month period (or, in the case of the first such certificate, the period from the initial Cutoff Date to December 31, 2006) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 4.11. Access to Certain Documentation and Information Regarding Receivables. Servicer shall provide to representatives of the Secured Parties, full and unrestricted access to the documentation regarding the Receivables. Nothing in this Section shall derogate from the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 4.12. Retention and Termination of Servicer. Servicer hereby covenants and agrees to act as such under this Agreement for an initial term commencing on the Closing Date and ending on the Maturity Date unless terminated in accordance with the Loan Documents.

ARTICLE V

THE PURCHASER

Section 5.1. Representations of Purchaser. The Purchaser hereby continuously represents and warrants that, during the term of this Agreement and so long as the Loan remains outstanding:

(a) The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company in all states where such qualification is required, has all necessary limited liability company power and authority to enter into this Agreement and each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) The Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which the Purchaser is a party are the legal, valid and binding obligations of the Purchaser and are enforceable against the Purchaser in accordance with their terms.

(c) The execution, delivery and performance by the Purchaser of this Agreement and each of the Loan Documents to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Purchaser; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Purchaser is a party or by which it or any of its assets or properties may be bound or affected; and the Purchaser is not in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by the Purchaser of this Agreement and each other Loan Document for the valid consummation of the transactions contemplated hereby or thereby.

(e) No event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting the Purchaser before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

(f) The Purchaser is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of the Purchaser’s assets, at fair saleable valuation, exceeds the sum of its liabilities. The Purchaser shall not be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in the Purchaser is not now and shall not foreseeably become unreasonably small to permit the Purchaser to carry on its business and transactions and all businesses and transactions in which it is about to engage. The Purchaser does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

ARTICLE VI

SELLER, SERVICER AND MIO

Section 6.1. Representations of Seller, Servicer and MIO. Each of Seller, Servicer and MIO hereby jointly and severally and continuously represent and warrant that, during the term of this Agreement and so long as any Loan remains outstanding under the Loan Agreement:

(a) Each of Seller, Servicer and MIO is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each other Loan Document to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Each of Seller, Servicer and MIO operates its business only under the assumed names listed on Schedule 5.1(b) of Schedule A attached to the Loan Agreement.

(c) Each of Seller, Servicer and MIO has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which Seller, Servicer and MIO is a party are the legal, valid and binding obligations of Seller, Servicer or MIO, as applicable, and are enforceable against such Person in accordance with their terms.

(d) The execution, delivery and performance by each of Seller, Servicer and MIO of this Agreement and each other Loan Document to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Person; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Person is a party or by which it or any of its assets or properties may be bound or affected; and none of Seller, Servicer or MIO is in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(e) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Seller, Servicer or MIO, of this Agreement and each of the Loan Document to which it is a party for the valid consummation of the transactions contemplated hereby or thereby.

(f) No event has occurred and is continuing which constitutes a Default, Event of Default, a Seller Default or a Servicer Termination Event. There is no action, suit, proceeding or investigation pending or threatened against or affecting Seller, Servicer or MIO, before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Loan Documents, or that might result in any Material Adverse Effect.

(g) None of Seller, Servicer or MIO is in default in the payment of any taxes levied or assessed against it or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

(h) Each of Seller, Servicer and MIO has good and marketable title to its assets and properties as reflected in its financial statements furnished to Purchaser or Lender.

(i) Each of the financial statements furnished to Purchaser or Lender by Seller, Servicer or MIO was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof; and Seller, Servicer and MIO hereby certify that there have been no Material Adverse Effects, since the date of such statements, and there are no known contingent liabilities not provided for or disclosed in such statements.

(j) Neither this Agreement, any Availability Report or any statement or document referred to herein or delivered to Lender, the Collateral Agent, the Custodian or the Purchaser by any of Seller, Servicer or MIO contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

(k) Seller has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, except those of the Collateral Agent for the benefit of the Lender.

(l) All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Receivable shown on the books and records of Seller or the Servicer and in the schedules represented as owing by each Obligor is and shall be the correct amount actually owing or to be owing by such Obligor at maturity; each Obligor liable upon the Receivables has and shall have capacity to contract; none of Seller, Servicer or MIO has knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Obligor on the books and records of Seller reflects the amounts of and dates on which said payments were actually made.

(m) Each place of business of each of Seller, Servicer or MIO is only at the locations set forth in Section 5.1(n) of Schedule A of the Loan Agreement. None of Seller, Servicer or MIO shall begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Purchaser’s principal place of business without first notifying Lender.

(n) The present value of all benefits vested under all Plans of Seller, Servicer and MIO or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

(o) The liability to which any of Seller, Servicer, MIO or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if such Person or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi- employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00);

(p) None of Seller, Servicer or MIO is engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations G or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Seller and Servicer shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect. All of the outstanding securities of each of Seller, Servicer and MIO have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(q) None of Seller, Servicer or MIO is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(r) To the best knowledge of each of Seller, Servicer and MIO, the land and improvements owned or leased by each of Seller, Servicer and MIO for use in their business operations (including the locations listed in Section 5.1(n) of Schedule (A) of the Loan Agreement are free of dangerous levels of contaminates, oils, asbestos, radon, PCB’s, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

(s) Each of Seller, Servicer and MIO is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of such Person’s assets, at fair saleable valuation, exceeds the sum of its liabilities. Each of Seller, Servicer and MIO shall not be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in such Person is not now and shall not foreseeably become unreasonably small to permit such Person to carry on its business and transactions and all businesses and transactions in which it is about to engage. Each of Seller, Servicer and MIO does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(t) There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of any Seller, Servicer or MIO, or the consummation of the transactions contemplated hereby or by the other Loan Documents, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. None of Seller, Servicer or MIO is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a Material Adverse Effect.

(u) Section 5.1(x) of Schedule A attached to the Loan Agreement correctly and completely sets forth for each of Seller, Servicer and MIO, (i) its full legal name and state of organization, (ii) its Federal Tax Identification Number; (iii) its chief executive office, (iv) all prior names used in the last five (5) years (including, without limitation, Seller, Servicer’s or MIO’ predecessors in interest as a result of a merger or consolidation) and (v) the charter or other similar number for such of Seller, Servicer or MIO in its state of organization.

(v) None of Seller, Servicer or MIO (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(w) Each of Seller, Servicer and MIO is in compliance with the Patriot Act. No part of the proceeds received under any Loan Documents will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 6.2. Additional Covenants.

(a) Sale. Seller agrees to treat the conveyances hereunder as financings for tax and accounting purposes and as sales for all other purposes (including without limitation legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents.

(b) Non-Petition. In the event of any breach of a representation and warranty made by the Purchaser hereunder, each of Seller, Servicer and MIO covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Secured Obligations have been paid in full. The Purchaser, Seller, Servicer and MIO agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser, by the Collateral Agent or by the Lender.

(c) Cooperation. If an Event of Default shall have occurred and be continuing, Seller, Servicer and MIO shall cooperate with and provide all information and access requested by Lender and the Collateral Agent, in connection with any actions taken in connection therewith pursuant to the Loan Agreement.

(d) Disposal of Interests. Servicer shall not sell, assign, pledge, or otherwise dispose of any of the limited liability company interests in the Purchaser or the equity interests in MIA or MIO without the prior written consent of the Lender.

Section 6.3. Liability of Seller, Servicer and MIO; Indemnities.

(a) Seller, Servicer and MIO shall defend, indemnify and hold harmless the Purchaser, the Lender and each other Secured Party and their respective officers, directors, agents and employees for:

(i) any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(ii) from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by Seller, Servicer, MIO, any Affiliate thereof or any of their respective agents or subcontractors, of a Financed Vehicle;

(iii) from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Loan Documents (except any income taxes arising out of fees paid to the Lender and except any taxes to which the Lender may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Loan) and costs and expenses in defending against the same;

(iv) from and against any loss, liability or expense incurred by reason of Seller’s, Servicer’s or MIO’ willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(v) from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Loan Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified Party;

(vi) from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to any of Seller’s, Servicer’s or MIO’ representations and warranties, covenants or other agreements contained herein or in any other Loan Document to which Seller, Servicer or MIO is a party; or

(vii) from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to the failure of a Receivable to be serviced in compliance with all requirements of law, including without limitation all Consumer Laws, and for any breach of any of Servicer’s representations and warranties, covenants or other agreements contained herein or in any other Loan Document to which Servicer is a party.

(b) Indemnification under this Section shall survive the resignation or removal of Servicer or the Collateral Agent and the termination of this Agreement and the other Loan Documents and shall include reasonable fees and expenses of counsel and other expenses of litigation. These indemnity obligations shall be in addition to any obligation that Seller, Servicer or MIO may otherwise have under applicable law, hereunder or under any other Loan Document.

Notwithstanding any provision of this Section 6.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require Seller, Servicer or MIO to provide any indemnification hereunder or under any other Loan Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables.

Section 6.4. Delegation of Duties. Servicer may not delegate duties under this Agreement, except in accordance with this Section 6.4.

(a) The Servicer may, at its own expense, enter into subservicing agreements with one or more subservicers (each a "Subservicer") for the servicing and administration of a portion of the Receivables with the prior written consent of  Lender (which shall be deemed given with respect to the appointment of MIA in (c), below).   References in this Agreement to actions taken or to be taken by the Servicer in servicing and managing the Receivables shall be deemed to include actions taken or to be taken by a Subservicer on behalf of the Servicer.  To the extent required by applicable Law, each Subservicer shall be authorized to transact business in the state or states in which any Receivables that it services or manages are situated.  The terms and conditions of each subservicing agreement between the Servicer and its Subservicers shall not be inconsistent with this Agreement.  For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Subservicer receives such payment.  The Servicer shall notify the Lender in writing promptly upon the appointment of any Subservicer.

(b) As part of its duties hereunder, the Servicer, for the benefit of the Secured Parties, shall enforce the obligations of each Subservicer under the related subservicing agreement.  Such enforcement, including, without limitation, the prosecution of all legal claims, termination of subservicing agreements and pursuit of other appropriate remedies, shall be in accordance with the Credit and Collection Policy and the Servicing Guidelines.  The Servicer shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor solely from (i) a general recovery resulting from such enforcement, but only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Receivables, or (ii) from a specific recovery of costs, expenses and/or attorneys' fees from the party against whom such enforcement is directed.

(c) The Servicer and MIA hereby agree that MIA is appointed as the Servicer’s Subservicer with respect to all of the Receivables on the terms of this Section 6.4, for a fee payable by the Servicer to MIA in such amount as may be agreed by such parties from time to time.

(d) Notwithstanding any subservicing agreement or arrangement between the Servicer and a Subservicer, the Servicer shall remain obligated and liable to the Secured Parties for the servicing, management, collection and administration of the Receivables in accordance with the provisions of this Agreement, as if the Servicer alone were servicing, managing, collecting and administering such Receivables.

Section 6.5. Servicer Not to Resign. Subject to the provisions of Section 7.3, Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on Servicer and Lender does not elect to waive the obligations of Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of Servicer pursuant to the immediately preceding sentence shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Lender. No resignation of Servicer shall become effective until an entity acceptable to Lender shall have assumed the responsibilities and obligations of Servicer.

ARTICLE VII

SERVICER TERMINATION EVENTS

Section 7.1. Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by Servicer to deliver or cause to be delivered any proceeds or payment required to be so delivered under this Agreement or any other Loan Document within one (1) Business Day of the date when the same becomes due;

(b) Failure by Servicer to deliver, or cause to be delivered, to Lender and the Collateral Agent any Availability Report by the Determination Date prior to the related Settlement Date, which failure continues unremedied for a period of one (1) Business Day;

(c) Failure by Servicer to perform or observe in any material respect any term, covenant, or agreement under this Agreement or any other Loan Document (other than any term, covenant or agreement referred to in another subparagraph of this Section 7.1), which failure is not cured within 10 calendar days after written notice is received by Servicer from Lender or the Collateral Agent or after discovery of such failure by a Responsible Officer of Servicer;

(d) Any representation, warranty or statement of Servicer made in this Agreement or any other Loan Document to which it is a party or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such incorrectness is not cured within 10 calendar days after written notice is received by Servicer from any Secured Party or after discovery of such failure by a Responsible Officer of Servicer;

(e) An application is made by Servicer for the appointment of a receiver, trustee or custodian for the Collateral or any other material assets of Purchaser or Servicer; a petition under any section or chapter of the Bankruptcy Code or federal or State law or regulation shall be filed by Servicer, or Servicer shall make an assignment for the benefit of its creditors, or any case or proceeding shall be filed by Servicer for its dissolution, liquidation, or termination; or Servicer ceases to conduct its business;

(f) Servicer is enjoined, restrained or prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or State law or regulation is filed against Servicer, or any case or proceeding is filed against Servicer, for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry of filing thereof; and

(g) An Event of Default or a Default shall have occurred (so long as Manchester is Servicer).

In the event that Servicer or Purchaser gains knowledge of the occurrence of a Servicer Termination Event, Servicer or Purchaser, as applicable, shall promptly notify Lender and the Collateral Agent in writing of such occurrence.

Section 7.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Lender by notice given in writing to Servicer may terminate all of the rights and obligations of Servicer under this Agreement. On or after the receipt by Servicer of such written notice, all authority, power, obligations and responsibilities of Servicer under this Agreement, whether with respect to the Receivables and Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the successor Servicer appointed by Lender under Section 7.3; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the outgoing Servicer prior to the date that the successor Servicer becomes Servicer or any claim of a third party based on any alleged action or inaction of the outgoing Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the outgoing Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Purchaser as lienholder or secured party on the related Auto Title, or otherwise. The outgoing Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the outgoing Servicer for deposit, or have been deposited by the outgoing Servicer, in the Deposit Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Custodial Documents that shall at the time be held by the outgoing Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring any Custodial Documents to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.2 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid. The outgoing Servicer shall grant the successor Servicer, Lender and the Collateral Agent reasonable access to the outgoing Servicer’s premises at the outgoing Servicer’s expense.

Section 7.3. Appointment of Successor.

(a) On and after the time Servicer receives a notice of termination pursuant to Section 7.2, the outgoing Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of expiration and non-renewal of the term of Servicer upon the expiration of such term, and, in the case of resignation, until (i) the later of (x) the date 45 days from the delivery to Lender of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel or (ii) such time as a successor Servicer shall assume all of the rights and obligations of the predecessor Servicer hereunder and under any other Loan Document; provided, however, that the outgoing Servicer shall not be relieved of its duties, obligations and liabilities as Servicer until a successor Servicer has assumed such duties, obligations and liabilities. Notwithstanding the preceding sentence, if a successor Servicer shall not have assumed the duties, obligations and liabilities of Servicer within 45 days of the termination or resignation described in this Section 7.3, the outgoing Servicer may petition a court of competent jurisdiction to appoint a successor to the outgoing Servicer.

(b) Any successor Servicer shall be entitled to such compensation as the outgoing Servicer would have been entitled to under this Agreement if the outgoing Servicer had not resigned or been terminated hereunder or had been renewed for an additional servicing term hereunder, as may be modified with the consent of the Lender.

Section 7.4. Waiver of Past Defaults. Lender may waive in writing any default by Servicer in the performance of its obligations under this Agreement and the consequences thereof. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on Schedule A to the Loan Agreement, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 8.2. Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on Schedule A of the Loan Agreement, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 8.3. Prior Agreements Superseded. This Agreement, together with the other Loan Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents. No provision of this Agreement or other Loan Document may be modified, waived or terminated except by instrument in writing executed by Lender and the party against whom a modification, waiver or termination is sought to be enforced.

Section 8.4. Parties Bound. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns. No party hereto shall assign its rights or duties hereunder without the consent of Lender.

Section 8.5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

Section 8.6. Severability of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.7. Further Instruments. Each party hereto shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT SECTIONS 5-1401 AND 5.1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

Section 8.9. Consent of Jurisdiction. AT THE OPTION OF LENDER, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY HERETO COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 8.10. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 8.11. Pledge by Purchaser. Seller and Servicer acknowledge that Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Collateral Agent for the benefit of the Lender, and that the Collateral Agent and the Lender may enforce this Agreement as if they were parties hereto. Each of the Collateral Agent and the Lender are intended third party beneficiaries of this Agreement.

Section 8.12. Time of Essence. Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

MANCHESTER INDIANA FUNDING, LLC, as Purchaser

By:	MANCHESTER INDIANA ACCEPTANCE , INC.,
its Member

By:
Name:
Title:

MANCHESTER INDIANA ACCEPTANCE, INC., as Seller

By:

Name:

Title:

MANCHESTER INC., as Servicer

By:

Name:

Title:

MANCHESTER INDIANA OPERATIONS, INC., as Servicer

By:

Name:

Title:

SCHEDULE A

SCHEDULE OF RECEIVABLES

[Available upon request from Servicer]

Schedule A - Page 1

EXHIBIT A

FORM OF TRANSFER INSTRUMENT

Exhibit A - Page 1

EXHIBIT B

FORM OF ADDITION NOTICE

Manchester Indiana Funding, LLC
100 Crescent Court, 7th Floor
Dallas, TX 75201
Attn: Richard D. Gaines, Corporate Secretary

Palm Beach Multi-Strategy Fund, L.P.
c/o Links Business Capital, LP
2911 Turtle Creek Blvd., Suite 1200
Dallas, Texas 75219

Car Financial Services, Inc.
600 Westport Drive
Peachtree City, GA 30269

The Bank of New York Trust Company, N.A., as Collateral Agent
600 N. Pearl St., Suite 420
Dallas, Texas 75201
Attn: John C. Stohlmann

Gentlemen and Ladies:

This Addition Notice is delivered to you pursuant to Section 2.1(b) of Sale and Servicing Agreement dated as of December 28, 2006 among Manchester Indiana Funding, LLC, as Purchaser (in such capacity, the “Purchaser”) and Manchester Indiana Acceptance, Inc., as Seller (in such capacity, the “Seller”) and Servicer. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in Annex A to the Sale and Servicing Agreement.

Seller hereby intends to transfer to the Purchaser $________ aggregate outstanding principal amount of Receivables on _____________, 200_ (the “Funding Date”). The Purchaser hereby represents and warrants to each Secured Party that all of the statements contained in Section 2.1(b) of the Sale and Servicing Agreement and Section 4 of the Loan Agreement pertaining to the transfer of the Receivables shall be true and correct on and as of the proposed Funding Date and all of the conditions precedent to the funding of an Advance shall then be satisfied.

Attached as Schedule A is a supplement to the Schedule of Receivables reflecting all Receivables Seller intends to transfer to the Purchaser on the Funding Date. The Purchaser represents and warrants that the information on Schedule A is true and correct as of the date hereof.

IN WITNESS WHEREOF, the Purchaser and Seller have caused this notice of addition to be executed and delivered by its duly authorized officer this ___ day of ___________, 200_.

MANCHESTER INDIANA FUNDING, LLC

By:

Name:

Title:

MANCHESTER INDIANA ACCEPTANCE, INC.

By:

Name:

Title: